SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2001

Caterpillar Financial Services Corporation

(Exact name of registrant as specified in its charter)

0-13295

(Commission File Number)

Delaware	37-1105865
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2120 West End Avenue

Nashville, Tennessee 37203-0001

(Address of principal executive offices, with zip code)

(615) 341-1000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On December 26, 2001, the Board of Directors of Caterpillar Financial Services Corporation declared and paid a cash dividend on its common stock at a rate of $100 million per share payable out of earned income to the sole stockholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caterpillar Financial Services Corporation

Date: December 26, 2001	By:/s/ Paul J. Gaeto
Paul J. Gaeto
Secretary